Schedule 14A Information

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant                                       [X]
Filed by a Party other than the Registrant                    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional
     Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            GREKA Energy Corporation
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]     No fee required.
[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
             1) Title of each class of securities to which transaction  applies:
             2) Aggregate number of securities to which transaction applies:
             3) Per  unit   price  or  other   underlying   value  of
                transaction  computed  pursuant to Exchange  Act Rule
                0-11 (Set forth the amount on which the filing fee is
                calculated and state how it was determined):
             4) Proposed maximum  aggregate value of transaction:
             5) Total fee paid:
[  ]    Fee paid previously with preliminary materials.
[  ]    Check box if any part of the fee is offset as  provided  by  Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
             1)  Amount Previously Paid:
             2)  Form, Schedule or Registration Statement No.:
             3)  Filing Party:
             4)  Date Filed:

                               [GREKA Energy logo]

                            GREKA Energy Corporation
                          630 Fifth Avenue, Suite 1501
                               New York, NY 10111

November 19, 1999

Dear GREKA Energy shareholder:

         I am pleased to invite you to GREKA Energy's 1999 annual meeting of shareholders. The meeting will be at 10:30 a.m. on Wednesday, December 22, 1999 at 630 Fifth Avenue, Suite 1501, New York New York.

         At the meeting, you and the other shareholders will elect two Class C directors to serve for a three-year term ending in 2002 and vote on the adoption of the 1999 Stock Option Plan. You also will have the opportunity to hear about the recent significant development in our business.

         To date this year, management of GREKA Energy has concluded the following material transactions which conform to its strategy to capitalize on its asset base and enhance shareholder value:

o Effective March 24, 1999, GREKA Energy Corporation acquired Saba Petroleum Company.
o Non-core assets in Colombia were sold, reducing GREKA Energy's debt by $10.0 million while maintaining upside potential that should be realized in the second quarter of 2000,
o On May 1, 1999, GREKA Energy assumed full operation of its asphalt refinery in California which has significantly increased, and is expected to continue to increase, operating cash flows,
o In May 1999, GREKA Energy secured financing with a new bank, BNY Financial Corporation, of up to $11.0 million which was increased to up to $12.0 million in September 1999,
o In May 1999, GREKA Energy paid $6.0 million to Bank One, Texas to reduce existing debt owed by Saba,
o In July 1999, GREKA Energy wholly acquired Beaver Lake Resources Corporation and thus privatized it into a subsidiary,
o In September 1999, GREKA Energy negotiated terms and conditions with a financial institution for funds up to $35.0 million, providing for refinancing to reduce the current liabilities, and
o GREKA Energy entered into a term sheet providing for restructure of Saba's 9% senior subordinated debentures.

     For your reference, please find enclosed a brief overview of GREKA Energy.

         We hope you can join us on December 22. Your vote is important. To vote at the meeting please either attend the meeting or complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope.

         Thank you for your continued support.

                                     Very truly yours,

                                     /s/Randeep S. Grewal
                                     Randeep S. Grewal
                                     Chairman of the Board
                                     Chief Executive Officer and President

                            GREKA Energy Corporation
                    Notice of Annual Meeting of Shareholders

Date:

         Wednesday, December 22, 1999

Time:

         10:30 a.m., local time

Place:

         630 Fifth Avenue, Suite 1501
         New York, New York

Purpose:

         To vote on the following matters:

                  1. To elect two Class C  directors  to serve for a  three-year term ending in 2002.

                  2. To approve the adoption of GREKA Energy's 1999 Stock Option
                     Plan.

                  3. To transact such other business as may properly come before the meeting.

         Further information about the meeting is contained in the accompanying proxy statement. All shareholders of record on November 5, 1999 may vote at this meeting.

         Your vote is important. If you do not plan to attend the meeting, please sign, date and promptly return the enclosed proxy. A postage-paid reply envelope is enclosed for your convenience. A shareholder who submits a proxy may revoke it at any time before the vote is taken at the meeting.

                                            By Order of the Board of Directors

                                            /s/Susan M. Whalen
                                            Susan M. Whalen
                                            Secretary

November 19, 1999

                            GREKA Energy Corporation
                          630 Fifth Avenue, Suite 1501
                               New York, NY 10111
                                 (212) 218-4680

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                          To Be Held December 22, 1999


         This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of GREKA Energy Corporation, a Colorado corporation, for use at the annual meeting of shareholders to be held at 630 Fifth Avenue, Suite 1501, New York New York at 10:30 a.m. local time on December 22, 1999 or at any reconvened meeting after any adjournment or postponement thereof. GREKA Energy anticipates that this proxy statement will be first mailed or given to all GREKA Energy shareholders on or about November 19, 1999.

         The shares represented by properly executed proxies that are received by GREKA Energy before the meeting will be voted at the meeting in accordance with the instructions specified in each proxy. If no directions are specified in the proxy, the subject shares will be voted "For" the nominees for director and approval of the 1999 Stock Option Plan.

         Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to GREKA Energy, by substituting a new proxy executed at a later date, or by requesting, in person, at the annual meeting that the proxy be returned.

         All of the expenses involved in preparing, assembling and mailing this proxy statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by GREKA Energy. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of GREKA Energy by telephone or personal interview. Those persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on the record date, and GREKA Energy may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

         A copy of GREKA Energy's Annual Report on Form 10-KSB/A2 for the year ended December 31, 1998 is enclosed with this proxy statement. Upon written request, GREKA Energy will provide copies of the exhibits to this report for a charge limited to GREKA Energy's reasonable expenses in furnishing the exhibits. Requests for exhibits should be directed to GREKA Energy Corporation, 630 Fifth Avenue, Suite 1501, New York, NY 10111, Attention: Susan M. Whalen, Secretary.

         The board of directors has fixed the close of business on November 5, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. At such date, there were outstanding approximately 4,311,603 shares of common stock, each of which entitles the holder thereof to one vote per share on each matter which may come before the meeting. GREKA Energy has no other class of voting securities outstanding.

         The presence in person or by proxy of one-third of the outstanding shares of common stock is necessary to constitute a quorum at the meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained. If a quorum is present, the approval of each matter on the agenda requires that the number of votes cast in favor of the matter exceeds the number of votes cast against the matter. Both abstentions and broker non-votes will be treated as non-votes.

                            1. ELECTION OF DIRECTORS

Nominees for Election

         The shareholders are asked to vote for Dai Vaughan and Susan M. Whalen as the two nominees to serve as Class C directors for a three-year term ending in 2002. Mr. Vaughan currently serves as Class C director whose term expires at this annual meeting. Ms. Whalen currently serves as GREKA Energy's Vice President-Legal and Corporate Affairs and Corporate Secretary. Mr. Van Keulen will step down as a director after this annual meeting.

         Under GREKA Energy's articles of incorporation the directors are divided into three classes: Class A, Class B, and Class C. Each director serves for three years and the class up for election rotates at each annual meeting. At this annual meeting, two Class C directors are to be elected to serve for a three-year term. The other directors listed below will continue to serve for the remainder of their terms. The Class B directors serve until the next annual meeting The Class A director serves until the second annual meeting from this meeting.

         Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that a properly executed proxy will be voted for the two nominees if there are no contrary instructions specified. Abstentions, broker non-votes, and instructions on a properly executed proxy to withhold authority to vote for any of the nominees will result in that nominee receiving fewer votes. However, the number of votes received for that nominee will not be reduced by that action.

         The nominees have indicated their willingness to serve as directors of GREKA Energy. However, if any nominee declines or is unable to serve, it is the intention of the person designated as the proxy to vote for a substitute who will be designated by the board of directors.

                   The board of directors recommends that the
                     shareholders vote "For" the nominees.

         The directors of GREKA Energy are as follows:

                                                                      Director
      Name          Age             Positions                          Since
------------------  --- ---------------------------------------   --------------
Randeep S. Grewal   34  Chairman of the Board, Chief Executive    September 1997
                        Officer and President, Class A Director
Dr. Jan F. Holtrop  64  Class B Director                          September 1997
George G. Andrews   74  Class B Director                          July 1998
Dirk Van Keulen     40  Class C Director                          September 1997
Dai Vaughan         60  Class C Director                          March 1999


         A brief summary of the recent business and professional experience of each nominee and director continuing in office is presented below:

         Randeep S. Grewal. Mr. Grewal most recently served since April 1997 as Chairman and Chief Executive Officer for Horizontal Ventures, Inc., an oil and gas horizontal drilling technology company which became a subsidiary of GREKA Energy in September 1997. At that time Mr. Grewal assumed responsibility as Chairman of the Board, Chief Executive Officer and President of GREKA Energy and has since established GREKA Energy's strategies and business plan resulting in consistent growth year after year. He has been involved in various joint ventures, acquisitions, mergers and reorganizations since 1986 in the United States, Europe and the Far East within diversified businesses. Mr. Grewal has a Bachelor of Science degree in Mechanical Engineering from Northrop University.

         Dr. Jan Fokke Holtrop. Dr. Holtrop has been a senior Production Technology professor at the Delft University of Technology within the Faculty of Petroleum Engineering and Mining in The Hague, Netherlands since 1989. Prior to the Delft University, he served in various positions within the Shell Oil Company where he started his career in 1962. Dr. Holtrop has almost forty
(40)years of experience within the oil and gas exploration, drilling and production industry with a global hands-on background. Dr. Holtrop has a Ph.D. and a MSC in Mining Engineering from the Delft University of Technology.

         George G. Andrews. Mr. Andrews has been a consultant and private investor since his retirement from the oil and gas industry in 1987. From 1982 until 1987 he was employed as Corporate Vice President of Intercontinental Energy Corporation of Englewood, Colorado and directed the company's land acquisition, lease and management operations. Between June 1981 and November 1982 Mr. Andrews was Vice President of Shelter Hydrocarbons, Inc. of Denver, Colorado where he directed all land management and operation procedures including contract systems and negotiations of acquisition agreements. From 1979 to June of 1981 Mr. Andrews was Senior Landman for the National Cooperative Refinery Association in Denver, Colorado where he was responsible for negotiation and acquisition of oil and gas leases, certifying title requirements and ongoing daily operations in his office. Mr. Andrews obtained his B.S. degree in 1947 from the University of Tulsa, where he majored in Economics.

         Dirk Van Keulen. Mr. Van Keulen has served since January 1996 as Director of Horizontal Ventures, Inc., which was one of the first licensees of a short radius horizontal drilling technology patented by Amoco which is utilized by GREKA Energy to penetrate new niche markets. He served as a tax official in the Dutch Ministry of Finance from 1979 through 1987 and then as a tax consultant with Koolman & Co., until 1989. Since 1984 Mr. Van Keulen has been actively involved in various investment activities. His higher education is in fiscal law and studies accounting under the Dutch Ministry of Finance. Mr. Van Keulen will step down as a director after this annual meeting.

         Dai Vaughan. A director since March 1999, Mr. Vaughan has been an independent management consultant since he left Continental Airlines in 1984. His last position with Continental Airlines was Manager of Aircraft Acquisition. Mr. Vaughan has served in numerous positions in his 44 year career in the airline industry with British Airlines, Eastern Airlines and finally Continental Airlines, including Systems Engineering, Aircraft Maintenance and Aircraft Acquisition. Mr. Vaughan received a HNC degree (B.S. equivalent) in Electrical Engineering at an El Al sponsored program.

         Susan M. Whalen [Nominee]. Ms. Whalen served as Associate Legal Counsel since November 1997 until her appointment as General Counsel in July 1998 and as Corporate Secretary since August 1998 for Saba Petroleum Company, an oil and gas exploration and development company that traded on the American Stock Exchange and became a subsidiary of GREKA Energy in March 1999. At that time Ms. Whalen assumed responsibility as Vice President-Legal and Corporate Affairs and Corporate Secretary of GREKA Energy and has since executed the legal and corporate aspects of GREKA Energy's strategies and business plan. Ms. Whalen obtained a Juris Doctor degree from Western State University - College of Law in 1987. From 1987 through 1997, Ms. Whalen was involved in various niche-market, product developments within the retail industry in California.

         During 1998, the board of directors met four times. No director attended less than 75% of the meetings.

         There are no family relationships among the directors. There are no arrangements or understandings between any director and any other person pursuant to which that director was elected.

Committees of the Board of Directors

         GREKA Energy does not currently have a standing nominating committee. The audit committee is made up of Messrs. Grewal, Vaughan and Holtrop and the compensation committee is made up of Messrs. Grewal, Vaughan and Andrews. The board of directors selects director nominees and will consider suggestions by stockholders for names of possible future nominees delivered in writing to the Secretary of GREKA Energy on or before November 30 in any year.

Director Compensation

         Each director who is not an employee of GREKA Energy is reimbursed for expenses incurred in attending meetings of the board of directors and related committees. As of the date of this proxy statement, GREKA Energy has four outside directors. No compensation was paid to any outside director during fiscal 1998 and is none is planned for the immediate future.

         On October 14, 1998 in accordance with the terms of GREKA Energy's 1997 Non-Qualified Stock Option Plan, Mr. Andrews, Mr. Van Keulen and Mr. Holtrop were each granted an option to acquire 30,000, 20,000 and 20,000 shares respectively of common stock at an exercise price of $8.25 per share for their services as members of the board of directors. On March 17, 1999 when Mr. Vaughan became a director, he was granted an option for 14,000 shares of common stock at an exercise price of $7.75. These options have all now vested.

         GREKA Energy has no knowledge of any arrangement or understanding in existence between any executive officer named above and any other person pursuant to which any such executive officer was or is to be elected to such office or offices. All officers of GREKA Energy serve at the pleasure of the board of directors. No family relationship exists among the directors or executive officers of GREKA Energy. There is no person who is not a designated officer who is expected to make any significant contribution to the business of GREKA Energy. Any officer or agent elected or appointed by the board of directors may be removed by the board whenever in its judgment the best interests of GREKA Energy will be served thereby without prejudice, however, to any contractual rights of the person so removed.


Security Ownership of Certain Beneficial Owners and Management

         The following table presents as of November 5, 1999 the common stock ownership of each person known by GREKA Energy to be the beneficial owner of five percent or more of GREKA Energy's common stock, all directors and officers individually, and all directors and officers of GREKA Energy as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown. GREKA Energy is not aware of any contractual arrangements or pledges of GREKA Energy's securities which may at a subsequent date result in a change of control of GREKA Energy. As of November 5, 1999, there were 4,311,603 shares of GREKA Energy common stock issued and outstanding.

                              Amount of Beneficial
                                   Ownership

      Name and Address          Common            Percent of
      of Beneficial Owner                Stock(1)              Class

      Capco Resources Ltd (2)           1,340,000                31.1%
      P.O. Box 20029
      Bow Valley Postal Outlet
      Calgary, Alberta T2P 4H3
      CANADA

      International Publishing            416,979                 9.4%
      Holding s.a. (3)
      Postbus 84019
      2508 AA The Hague
      The Netherlands

      Randeep S. Grewal                 1,700,000(4)             37.2%
      Chairman of the Board,
      Chief Executive Officer,
      and a Director
      10815 Briar Forest Drive
      Houston, TX 77042/
      630 Fifth Avenue, Suite 1501
      New York, NY 10111

      Dr. Jan F. Holtrop                    26,108(5)               <1%
      Director
      Van Alkemadelaan
      2596 AS The Hague
      The Netherlands

      Dirk Van Keulen                       20,000(5)               <1%
      Director
      Heemraadslag 14
      2805 DP Gauda
      The Netherlands

      George G. Andrews                     30,000(6)               <1%
      Director
      7899 West Frost Drive
      Littleton, CO 80123

       Dai Vaughan                           14,000(7)               <1%
       900 Powers Ferry Road #101
       Marietta, GA 30067

       All directors and officers         1,790,108(8)             38.0%
       as a group (5 persons)


(1) Rule 13d-3 under the Securities Exchange Act of 1934 involving the determination of beneficial owners of securities, includes as beneficial owners of securities any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security.

(2) Capco Resources Ltd. is controlled by Ilyas Chaudhary, a former executive officer, director and principal shareholder of Saba Petroleum Company, which was acquired by GREKA Energy in March 1999. Under a Stock Exchange Agreement dated November 23, 1998 and amended December 18, 1999 among GREKA Energy, Capco Resources and other former shareholders of Saba Petroleum, Capco Resources has delivered a proxy to Randeep S. Grewal which confers on Mr. Grewal until December 31, 1999 voting power with respect to the GREKA Energy common stock owned by Capco. Pursuant to the amendment to the Stock Exchange Agreement entered into on December 18, 1998 GREKA Energy agreed to acquire the 2,971,766 shares of Saba common stock held by Saba Acquisub, Inc. in exchange for the issuance by GREKA Energy of 1,340,000 shares of GREKA Energy common stock to the shareholder of Saba Acquisub. Even though GREKA Energy, in accordance with the terms of the amendment and in good faith, issued the 1,340,000 shares of GREKA Energy common stock, GREKA Energy had actually received only 2,006,566 shares of Saba common stock held by Saba Acquisub, Inc. in return.

(3) Includes 140,886 shares of GREKA Energy common stock that International Publishing Holding may be issued within the next 60 days upon the effectiveness of a registration statement covering the resale of those shares.

(4) Includes options presently exercisable to acquire 260,000 shares of GREKA Energy common stock, 100,000 shares of GREKA Energy common stock held individually by Mr. Grewal and 1,340,000 shares of GREKA Energy as to which Mr. Grewal has voting power until December 31, 1999 under a proxy from Capco Resources.

(5) Includes option presently exercisable to acquire 20,000 shares of GREKA Energy common stock.

(6) Includes option presently exercisable to acquire 30,000 shares of GREKA Energy common stock.

(7) Includes option presently exercisable to acquire 14,000 shares of GREKA Energy common stock.

(8) Includes option presently exercisable to acquire 344,000 shares of GREKA Energy common stock held by directors and an executive officer of GREKA Energy.

Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely on a review of reports filed with GREKA Energy, all directors, executive officers and beneficial owners of more than ten percent of GREKA Energy common stock timely filed all reports regarding transactions in GREKA Energy's securities required to be filed during the last fiscal year by
Section 16(a) of the Securities Exchange Act of 1934 except that, due to an administrative oversight, the Chairman and CEO inadvertently omitted one option grant from his Form 3. This grant was subsequently reported. .

Executive Compensation

                           Summary Compensation Table

                    Annual Compensation                                         Long Term Compensation
--------------------------------------------------------------     ----------------------------------------------
                                                                    Restricted       Securities
Name and principal                                                 stock awards      underlying       All other
position                  Year    Salary ($)      Bonus ($)(1)          ($)         options/SARS     compensation
-------------------       ----    ---------       ------------     ------------     ------------     ------------
Randeep S. Grewal,        1998     $120,000            --            $367,500 (2)     110,000         $4,200(4)
Chairman and  Chief       1997     $120,000            --            $ 80,000 (3)     150,000             --
Executive Officer


(1) GREKA Energy did not pay its executive officers any bonuses during the three fiscal years ended December 31, 1998.
(2) Awarded pursuant to the First Amendment to Employment Agreement dated October 14, 1998 and valued at the fair market value on such date
(3) Awarded pursuant to the Agreement and Plan of Acquisition between Petro Union, Inc. and Horizontal Ventures, Inc. dated June 13, 1997 and valued at the fair market value on such date
(4) Auto  expense allowance.

         No other form of compensation was paid during 1997 or 1998. No other officer, director or employee of GREKA Energy or its subsidiaries received total compensation in excess of $100,000 during the last three fiscal years.

                      Option/SAR Grants in Last Fiscal Year
                               (Individual Grants)

                     Number of    Percent of total
                     Securities     options/SARS
                     Underlying      granted to       Exercise or
                    Options/SARS    employees in       base price     Expiration
      Name           granted(#)      fiscal year         ($/Sh)          date
-----------------   ------------  ----------------    -----------     ----------
Randeep S. Grewal     110,000           52.4%            $8.25          9/16/07


               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                                               Number of unexercised
                                                                   options SARS at        Value of unexercised
                                                                      FY-end (#)        in-the-money options/SARS
                            Shares acquired   Value realized        exercisable/       at FY-end ($) exercisable/
         Name               on exercise (#)        ($)             unexercisable             unexercisable
   ---------------          ---------------   --------------   ---------------------   --------------------------
   Randeep S. Grewal             ---                ---            150,000/110,000          $581,250/$68,200


Employment Contracts and Termination Agreements

         On September 9, 1997, GREKA Energy entered into a five-year employment agreement with Randeep S. Grewal. This agreement was amended on October 14, 1998, and on November 3, 1999 the Board of Directors adopted an amended and restated employment agreement for Mr. Grewal (the "Restated Agreement"). Under the terms of the Restated Agreement, Mr. Grewal's annual salary is $287,500 subject to an annual increase effective on the anniversary date. Mr. Grewal participates in GREKA Energy's benefit plans and is entitled to bonuses and incentive compensation as determined by the board of directors of GREKA Energy. The Restated Agreement also allows Mr. Grewal to receive an assignment of a 2% overriding royalty of all oil and gas production revenues received by GREKA Energy and to receive fringe benefits which include an automobile allowance of $1,000 per month. Under the original agreement, 30,000 shares of GREKA Energy common stock were issued to Mr. Grewal.

         The term of the Restated Agreement is through the fifth anniversary of December 31, 1999; however, it automatically rolls over so that it is a minimum of three years unless sixty days prior to any anniversary date the Company notifies Mr. Grewal that the change of control period shall not be extended. A change of control termination clause was added which is intended to deter hostile changes of control by providing a substantial termination payment should Mr. Grewal terminate his employment or be terminated as a result of a change of control. The Restated Agreement is terminable for cause or by the death or disability of Mr. Grewal. In addition, the Restated Agreement may be terminated by Mr. Grewal in the event of any diminution by GREKA Energy in Mr. Grewal's position, authority, duties or responsibilities. Upon termination of the Restated Agreement by GREKA Energy for any reason other than for cause, death or disability, or upon termination of the Restated Agreement by Mr. Grewal in the event of any diminution by GREKA Energy in Mr. Grewal's position, authority, duties or responsibilities, GREKA Energy is obligated to pay within 30 days after the date of termination: (a) Mr. Grewal's base salary through the date of the severance period, (b) Mr. Grewal's base salary for the balance of the term of the agreement if the date of termination is within the first five years of the employment agreement (base salary is the salary rate in effect at the date of termination), (c) the annual bonus paid to Mr. Grewal for the last full fiscal year during the employment period, and (d) all amounts of deferred compensation, if any.

         On March 12, 1998, GREKA Energy entered into a Confidential Termination and Settlement Agreement and Complete Release with Mr. Wedel relating to his resignation as an executive of GREKA Energy and as a member of the board of directors. Mr. Wedel received a $50,000 one-time severance payment. Additionally, GREKA Energy agreed to loan to Mr. Wedel $100,000 with interest payable at the prime rate as published by the Wall Street Journal secured by a stock pledge agreement and 10,000 shares of GREKA Energy's common stock. Mr. Wedel did not take the loan. GREKA Energy agreed to maintain Mr. Wedel's medical insurance coverage as then in effect through July 31, 1998. In exchange for the above consideration, Mr. Wedel agreed not to compete with GREKA Energy and specifically with GREKA Energy's Amoco technology-based horizontal drilling business for a period of three years after his date of termination. Mr. Wedel also agreed not to disclose any confidential information of GREKA Energy which he acquired as a result of his employment. GREKA Energy and Mr. Wedel agreed to mutually release the other from any claim or action arising from Mr. Wedel's Executive Employment Agreement with GREKA Energy.

Future Transactions

         All transactions between GREKA Energy and an officer, director, principal stockholder or affiliate of GREKA Energy will be approved by a majority of the uninterested directors, only if they have determined that the transaction is fair to GREKA Energy and its shareholders and that the terms of such transaction are no less favorable to GREKA Energy than could be obtained from unaffiliated parties.

                   2. PROPOSAL TO APPROVE THE ADOPTION OF THE
                         1999 OMNIBUS STOCK OPTION PLAN

         Effective November 3, 1999, the Board of Directors adopted the 1999 Omnibus Stock Option Plan (the "1999 Stock Option Plan"). The 1999 Stock Option Plan allows for the granting of (i) nonstatutory stock options ("NSOs"), which can be granted to employees of GREKA Energy or any subsidiary of GREKA Energy and non-employees (such as consultants and outside directors) and (ii) tax-qualified incentive stock options ("ISOs"), which can be granted only to employees of GREKA Energy or any subsidiary of GREKA Energy. The purpose of the 1999 Stock Option Plan is to enhance shareholder value by attracting, retaining and motivating key employees, consultants and members of the Board of Directors of GREKA Energy and of any subsidiary of GREKA Energy by providing them with a means to acquire a proprietary interest in GREKA Energy's success. GREKA Energy's 1997 Stock Option Plan provided for 400,000 options of which 361,000 have been granted as of December 31, 1998. All current employees, consultants and members of the Board of Directors of GREKA Energy, and of any subsidiary of GREKA Energy are eligible to participate in the 1999 Stock Option Plan.

         The aggregate number of shares of GREKA Energy's Common Stock that may be granted under the 1999 Stock Option Plan upon the exercise of either an NSO or ISO is 1,000,000. At the discretion of the Board the 1999 Stock Option Plan may be administered by a committee of two or more non-employee Directors appointed by the Board. Optionees under the 1999 Stock Option Plan shall be selected at the discretion of the Board or such committee from among those eligible participants who, in the opinion of the Board or such committee, are or were in a position to contribute materially to GREKA Energy's continued growth and development and to its long-term success. Subject to the provisions of the 1999 Stock Option Plan, the Board or such committee shall have complete discretion in determining the terms and conditions and number of options granted under the 1999 Stock Option Plan.

         Options granted under the 1999 Stock Option Plan may not have an exercise price that is less than the market price of GREKA Energy's Common Stock on the date of grant, and are to have a term not to exceed ten years (five years in the case of ISOs granted to persons who beneficially own more than ten percent of GREKA Energy's Common Stock). Unexercised options will terminate upon the earliest to occur of (i) the date set forth in the written option agreement,(ii) upon termination of the optionee's employment with GREKA Energy for cause or (iii) in the case of ISOs, ninety days following the termination of the optionee's employment with GREKA Energy other than for cause (unless termination of employment is a result of the optionee's death or disability, in which event the option will terminate if not exercised within one year of the optionee's termination of employment with GREKA Energy). Nothing contained in the 1999 Stock Option Plan shall be construed to give any employee or consultant any right to continued employment or association with GREKA Energy.

         Each option under the 1999 Stock Option Plan shall be evidenced by a written option agreement that specifies the exercise price, the duration of the option, the number of shares of stock to which the option applies, and such vesting or exercisability restrictions and other terms and conditions which the Board or Committee may impose.

         Unless earlier terminated by the Board, the 1999 Stock Option Plan shall terminate on the date ten years subsequent to the date of the adoption of the 1999 Stock Option Plan by the Board, after which date no options may be granted under the 1999 Stock Option Plan. The Board may at any time terminate the 1999 Stock Option Plan and from time to time may amend or modify the 1999 Stock Option Plan, provided, however, that no such action of the Board, without approval of the shareholders, may: (i) increase the total amount of Common Stock that may be purchased through options granted under the 1999 Stock Option Plan;
(ii) change the class of employees, consultants or members of the Board eligible to receive options under the 1999 Stock Option Plan or (iii) otherwise amend or modify the 1999 Stock Option Plan where approval of the shareholders is required by any law or regulation governing GREKA Energy.

         The principal federal income tax consequences of the grant and exercise of options under the 1999 Stock Option Plan are, in general, as follows:

NSOs

         1. Upon the issuance of an NSO, the optionee will have no taxable income and GREKA Energy will have no tax deduction.

         2. Upon the exercise of an NSO, the optionee will realize ordinary taxable income in an amount equal to the excess of the fair market value of the underlying shares of stock at the time the option is exercised over the exercise price of the option for such shares.

         3. The amount of income recognized by the optionee will be deductible by GREKA Energy as compensation in the year in which ordinary income is recognized by the optionee by reason of exercise of the NSO, provided applicable withholding requirements are satisfied.

         4. An optionee's basis for the shares of stock acquired pursuant to the exercise of an NSO will be the option exercise price plus any amount recognized as ordinary income by reason of the exercise of the NSO.

         5. Upon the sale of the stock acquired pursuant to the exercise of an NSO, capital gain or loss will be realized by the optionee in the amount by which the sales price is greater or less than the basis of such stock. Currently such gain or loss will be long-term or short-term depending on whether the shares were held for more than eighteen months after the option was exercised.

ISOs

         1. Upon the issuance of an ISO, the optionee will have no taxable income and GREKA Energy will have no tax deduction.

         2. The tax consequences upon the exercise of an ISO and later disposition of the shares of stock acquired thereby depend upon whether the optionee satisfies the holding period rule whereby the optionee must hold the shares for more than one year after exercise and two years after the date of issuance of the option.

         3. If the optionee satisfies the holding period rule, the optionee will not realize income upon exercise of the ISO (although the excess of the fair market value of the shares on the date of exercise over the option price must be included as an adjustment in computing alternative minimum taxable income) and GREKA Energy will not be allowed an income tax deduction at any time. The difference between the option price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or loss, as the case may be.

         4. If the optionee fails to observe the holding period rule, the portion of any gain realized upon such disqualifying disposition of the shares which does not exceed the excess of the fair market value at the date of exercise over the option price will be treated as ordinary income to the optionee, the balance of any gain or any loss will be treated as capital gain or loss (long-term or short-term depending on whether the shares were held for more than eighteen months after the option was exercised), and GREKA Energy will be entitled to a deduction equal to the amount of ordinary income upon which the optionee is taxed.

         At the time of this Proxy Statement no grants have been made pursuant to this 1999 Stock Option Plan.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         On February 18, 1999, GREKA Energy engaged Arthur Andersen LLP to replace Bateman & Co., Inc., P.C. as GREKA Energy's independent accountant to audit its financial statements for the year ended December 31, 1998. Bateman & Co., Inc., P.C. was dismissed as GREKA Energy's independent accountant on the same date. The board of directors approved this change in its independent accountant. The board of directors also has selected Arthur Andersen as the independent certified public accountants to audit GREKA Energy's financial statements for the year ending December 31, 1999.

         Representatives of Arthur Andersen are expected to be present at the annual meeting and be available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

         The independent auditor's report of Bateman & Co., Inc., P.C. for GREKA Energy's financial statements for the year ended December 31, 1997 did not contain an adverse opinion or a disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles.

         During GREKA Energy's two most recent fiscal years and through the date of the dismissal of Bateman & Co., Inc., P.C., GREKA Energy did not have any disagreements with Bateman & Co., Inc., P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                  OTHER MATTERS

         The board of directors does not know of any other matters to be brought before the annual meeting. If any other matters not mentioned in this proxy statement are properly brought before the annual meeting, the individual named in the enclosed proxy intends to vote such proxy in accordance with his best judgment on such matters.

Future Shareholder Proposals

         Any GREKA Energy shareholder proposal for the annual meeting of shareholders presently scheduled to be held in May 2000 must be received by GREKA Energy by December 15, 1999 for the proposal to be included in the GREKA Energy proxy statement and form of proxy for that meeting.


                                   By Order of the Board of Directors

                                   /s/Randeep S. Grewal
                                   ------------------------------------------
                                   Randeep S. Grewal, Chairman of the Board,
                                   Chief Executive Officer and President

November 19, 1999

                            GREKA Energy Corporation
                          630 Fifth Avenue, Suite 1501
                            New York, New York 10111

                                      PROXY

                This Proxy is Solicited by the Board of Directors
           For the Annual Meeting of Shareholders on December 22, 1999

         The undersigned hereby appoints Randeep S. Grewal, Chairman of the Board, Chief Executive Officer and President of GREKA Energy Corporation, with full power of substitution, the proxy of the undersigned to represent and vote, as designated below, all shares of GREKA Energy common stock standing in the name of the undersigned with the powers the undersigned would posses if personally present at the annual meeting of the shareholders of GREKA Energy Corporation to be held on December 22, 1999 at 10:30 a.m. local time at 630 Fifth Avenue, Suite 1501, New York, New York, and at any reconvened meeting after any adjournment or postponement thereof.

         1. To elect the following nominees as Class C directors to serve for a three-year term ending in 2002:

                  Dai Vaughan       [   ] FOR                 [   ] WITHHOLD

                  Susan M. Whalen   [   ] FOR                 [   ] WITHHOLD

         2. To approve the adoption of GREKA  Energy's 1999 Omnibus Stock Option
Plan:

                     [   ] FOR              [   ] AGAINST     [   ] ABSTAIN


The GREKA Energy board of directors recommends that you vote "For" both of the above nominees and the above 1999 Omnibus Stock Option Plan proposal.

         3. On any and all other matters that may properly come before the meeting.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

         If no specific directions are given, this Proxy will be voted "For" both of the above Class C director nominees and the above 1999 Omnibus Stock Option Plan proposal.

         This proxy also confers discretionary authority to the proxy to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, GREKA Energy management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of GREKA Energy management.

         Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.



         ----------------------------             ----------------------------
         Print Name                               Signature of Shareholder

         ----------------------------             ----------------------------
         Number of Shares                         Signature if Held Jointly

                                                  ----------------------------
                                                  Date